EXHIBIT 99.1
Vital Energy Provides Details for its Fourth-Quarter 2024 Earnings Release and Conference Call
TULSA, OK - January 15, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") will report its fourth-quarter and full-year 2024 financial and operating results after market close on Wednesday, February 19, 2025.
A conference call to discuss results is planned for 7:30 a.m. CT on Thursday, February 20, 2025. A webcast of the call will be available on the Company’s website at www.vitalenergy.com “Investor Relations | News & Presentations | Upcoming Events.”
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com